Exhibit 107
Calculation of Filing Fee Tables
FORM S-1
(Form Type)
SANUWAVE Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(c)	2,887,156	$20.55 (2)	$59,331,055.80	0.00015310	$9,083.58
Total Offering Amounts						–		$9,083.58
Total Fees Previously Paid								–
Total Fee Offsets								–
Net Fee Due								$9,083.58
(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)    Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the bid and ask prices of shares of Sanuwave Health, Inc. common stock on the OTCQB on November 27, 2024.